CHASE (LOGO OMITTED)

William M. Cimbol
Vice President
Senior Relationship Manager
Textile, Apparel and Jewelry






May 2, 2007

Mr. Robert Levinson
Chairman of the Board Levcor International, Inc.
1065 Ave of the Americas
New York, NY 10018

Dear Mr. Levinson,

Please accept this letter as confirmation that the $3,000,000 credit facility provided by JPMorgan Chase & Co. has been extended until January 1, 2009. An endorsement to the note with the details will be forwarded shortly.

If I can be of further assistance, please feel free to contact me.

Sincerely,


/s/ WILLIAM M. CIMBOL
------------------------------
William M. Cimbol
Vice President



                          J.P. Morgan Chase Bank, N.A.
            NY1-S002, 530 Fifth Avenue, 8th Floor, New York, NY 10036
               Telephone: 212 837 3213 -- Facsimile: 212 837 3325
                           william.m.cimbol@chase.com